SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

October 27, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry Into a Material Agreement

     At its October 27, 2005 meeting based on a review of director compensation by its Compensation Committee, the Registrant's Board of Directors approved changes in the annual compensation of its non-employee directors effective for 2006. The annual retainer increases to $20,000 from $15,000. In addition, each of the current directors will receive a one-time grant of 10,000 shares of restricted stock that will vest one year from the date of issuance subject to their continued service as a director. New directors will receive a one-time equity incentive of 40,000 restricted shares which vest over three years subject to their continued service as a director. In the past, non-employee directors received a one-time grant of 75,000 options. Other components of directors compensation have not changed -- see page 7 of the Definitive Proxy Statement filed April 15, 2005 under "Compensation of Directors" for details.

     At the same meeting the board approved the Compensation Committees recommendation that key employees be granted special bonuses and selective salary increases in recognition of their efforts during the strategic alternatives review completed in September. The salary for Jim Sigmon, President and Chief Executive Officer was increased to $260,000 from $210,000, and he was awarded a one-time cash bonus of $50,000. In addition, James Bookout, Chief Operating Officer and P. Mark Stark, Chief Financial Officer were each granted a one-time cash bonus of $25,000, and Roberto Thomae, Corporate Secretary was granted a one-time cash bonus of $15,000.

Item 9.01: Financial Statements and Exhibits

Exhibit 10	Summary of compensation changes for directors and key executives, approved by the Board on October 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 30, 2005

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)